Exhibit 1.1

DIAMONDROCK HOSPITALITY COMPANY

FORM OF DISTRIBUTION AGREEMENT

August 8, 2018

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Ladies and Gentlemen:

DiamondRock Hospitality Company, a Maryland corporation (the “Company”) and DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), confirm their agreements with [                                                            ], as agent and/or principal under any Terms Agreement (as defined in Section 1.(a)(i) below) (the “Sales Agent”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of shares of common stock, $0.01 par value (the “Common Stock”), of the Company having an aggregate offering price of up to $200,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement (the “Shares”).  The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-226674) (the “Registration Statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). As used herein, “Registration Statement” means, at any given time, such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Sales Agent, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein as of such time and (2) any information contained or incorporated by reference in a prospectus relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement as of such time. “Basic Prospectus” means, at any given time, the prospectus included in the Registration Statement, including the documents incorporated by reference therein as of such time; “Prospectus Supplement” means the most recent prospectus supplement relating to the offering of the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Sales Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4.(b) or 4.(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3.(c). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (each, an “Incorporated Document” and collectively, the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As of the date hereof, (i) the Company owns 100% of the partnership interests of the Partnership and is the sole general partner of the Partnership; (ii) the Partnership directly or indirectly owns hotels as described in the Prospectus (individually a “Hotel” and collectively, the “Hotels”); (iii) the Partnership (or one of its subsidiaries) leases each of the Hotels to a wholly-owned subsidiary (a “Lessee”), pursuant to a separate lease (collectively, the “Leases”); and (iv) all of the Hotels are operated and managed by a manager (the “Manager”) pursuant to separate management agreements, each between a Lessee and the Manager, with the exception of the Frenchman’s Reef & Morning Star Marriott Beach Resort property (which does not operate under a lessee structure).

The Company and the Partnership also have entered into three separate distribution agreements (each, an “Alternative Distribution Agreement” and collectively, the “Alternative Distribution Agreements”), as of the date hereof, with [                                                                                            ] (each, an “Alternative Agent” and together with the Sales Agent, the “Agents”). The aggregate number of Shares that may be sold pursuant to this Agreement, any Terms Agreement, the Alternative Distribution Agreements and the Alternative Terms Agreements (as defined in Section 1.(a)(i) below) shall not exceed the Maximum Amount. This Agreement and the Alternative Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.”

The Company and the Sales Agent agree as follows:

1.                                      Issuance and Sale.

(a)                                 Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on any NYSE Business Day (as defined below) selected by the Company, the Company and the Sales Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Sales Agent and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to the Sales Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2.(g)(i) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal pursuant to the applicable Alternative Distribution Agreement, it will enter into a separate agreement (each, an “Alternative Terms Agreement” and collectively, the “Alternative Terms Agreements”) in substantially the form of Exhibit A to such Alternative Distribution Agreement. As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the number of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements and the Alternative Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) a “NYSE Business Day” means any day during the Term that is a trading day for the NYSE other than a day on which trading on the NYSE is scheduled to close prior to its regular weekday closing time, and (iii) “NYSE” means the New York Stock Exchange.

(b)                                 Subject to the terms and conditions set forth below, the Company appoints the Sales Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Sales Agent shall use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined in Section 2.(a) below). Neither the Company nor the Sales Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and the Agents shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by the Sales Agent and accepted by the Company as provided in Section 2 below.

(c)                                  The Sales Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (i) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Sales Agent in writing.

(d)                                 The Sales Agent shall confirm in writing to the Company the number of Shares sold on any NYSE Business Day, the related Gross Sales Price (as defined in Section 2.(b) below) and, if Shares are to be sold in an Agency Transaction in an At the Market Offering, the related Net Sales Price (as defined in Section 2.(b) below) promptly after the close of trading on such NYSE Business Day but in any event no later than the opening of trading on the immediately following NYSE Business Day.

(e)                                  If the Company shall default on its obligation to deliver Shares to the Sales Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold the Sales Agent and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Company and

(ii) notwithstanding any such default, pay to the Sales Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2.(b) below.

(f)                                   The Company acknowledges and agrees that (i)  there can be no assurance that the Sales Agent will be successful in selling the Shares, (ii) the Sales Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Sales Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Sales Agent and the Company in a Terms Agreement.

2.                                      Transaction Notices and Terms Agreements.

(a)                                 The Company may, from time to time during the Term, propose to the Sales Agent, orally or by email, that such parties enter into an Agency Transaction to be executed on a specified NYSE Business Day or over a specified period of NYSE Business Days. If the Sales Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Sales Agent mutually agree to modified terms for such proposed Agency Transaction, then the Sales Agent shall promptly send to the Company by the means set forth under Section 10 hereof a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Agency Transaction. If the Company wishes such proposed Agency Transaction to become a binding agreement between it and the Sales Agent, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Sales Agent by the means set forth under Section 10 hereof, or by sending an email confirming acceptance of such Transaction Notice and, as promptly as possible thereafter, a written acceptance of such Transaction Notice to the Sales Agent, by the means set forth under Section 10 hereof. The terms reflected in a Transaction Notice shall become binding on the Sales Agent and the Company only if accepted by the Company no later than the times specified in such Transaction Notice. Each Transaction Notice shall specify, among other things, the following:

(i)                                     the NYSE Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)                                  the commission to be paid by the Company to the Sales Agent for the sale of Shares pursuant to the Transaction Notice; and

(iii)                               the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Notice shall not set forth a maximum number of Shares that the Company intends to sell that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement, results in a total number of Shares exceeding the Maximum Amount. Provided that the Sales Agent confirms to the Company the number of Shares sold in accordance with Section 1.(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Notice with respect to any Purchase Date(s) is accepted by the Company, the latest executed Transaction Notice shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior accepted Transaction Notice and prior to the acceptance of such latest Transaction Notice. The Company or the Sales Agent may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail or facsimile), suspend the offering of the Shares for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Sales Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

References herein to this Agreement shall, unless the context otherwise requires, include all Transaction Notices.

(b)                                 The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be set forth in the Transaction Notice. Except as otherwise agreed between the Company and the Sales Agent, the Sales Agent’s commission for the sale of Shares pursuant to a Transaction Notice shall be the rate set forth in such Transaction Notice, which shall not be more than 2% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement; provided, however, that such commission shall not apply when the Sales Agent acts as principal, in which case such commission shall be set forth in the applicable Terms Agreement. The Gross Sales Price less the Sales Agent’s commission is referred to herein at the “Net Sales Price.”

(c)                                  Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to the account of the Company, the details of which are set forth on Schedule I hereto, against delivery of such Shares to the Sales Agent’s account, or an account of the Sales Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Sales Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time), on the second NYSE Business Day (or such other day agreed to by the Company and the Sales Agent) following each Purchase Date (each, an “Agency Settlement Date”); provided, however, that in no event shall the Company be obligated to deliver Shares to the Sales Agent unless the Company shall have received the payment of the Net Sales Price for Shares sold on any Purchase Date prior to or simultaneously with the delivery of such Shares. If the Company fails for any reason to make timely delivery of such Shares after receiving payment for such Shares, the Company shall indemnify the Sales Agent and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that the Sales Agent may incur as a result of such failure.

(d)                                 If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Sales Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Sales Agent, and the Sales Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company otherwise agrees in writing.

(e)                                  Under no circumstances shall the number of Shares sold pursuant to this Agreement, the Alternative Distribution Agreements, any Terms Agreements and the Alternative Terms Agreements exceed the Maximum Amount.

(f)                                   If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, the Sales Agent shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Sales Agent and the Company.

(g)                                  (i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2.(a) of this Agreement, it will notify the Sales Agent of the proposed terms of the Principal Transaction. If the Sales Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Sales Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)                                  The terms set forth in a Terms Agreement shall not be binding on the Company or the Sales Agent unless and until the Company and the Sales Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(h)                                 Each sale of the Shares to the Sales Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Sales Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Sales Agent. The commitment of the Sales Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Sales Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Sales Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares. The compensation in a Principal Transaction will be as agreed to by the parties in connection with such Principal Transaction.

(i)                                     Without the prior written consent of each of the Company and the Sales Agent, the Company shall not request the sale of any Shares that would be sold, and the Sales Agent need not make any sale of Shares, (i) during any period in which the Company is in possession of material non-public information, or (ii) during the period beginning on the 14th day prior to the Earnings Announcement (as defined below) and ending on the earlier of (A) the time that is 24 hours after the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q for such fiscal year or quarter, as applicable, is filed with the Commission (each, a “Filing Time”) or (B) in the event that the Company files (not just furnishes) a Current Report on Form 8-K (each, an “Earnings 8-K”) that includes substantially the same financial and related information as was set forth in a press release containing, or public announcement of, its earnings, revenues or other results of operations for such fiscal year or fiscal quarter (each, an “Earnings Announcement”), other than any earnings projections, similar forward-looking data and officers’ quotations, in form and substance reasonably satisfactory to the Sales Agent the later of (x) 24 hours after the Company has issued such Earnings Announcement or (y) the time at which the Company has filed such Earnings 8-K.

(j)                                    If the Company wishes to offer, sell or deliver Shares at any time after filing an Earnings 8-K for a fiscal year or quarter, but prior to the Filing Time for such fiscal year or quarter, then, prior to requesting the sale of any Shares under this Agreement, the Company shall (i) provide the Sales Agent with a customary chief financial officer’s certificate in form and substance reasonably satisfactory to the Sales Agent and the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 5.(a)(i) through (v) hereof and (ii) afford the Sales Agent the opportunity to conduct a due diligence review in accordance with Section 6.(h)(i) hereof. For purposes of clarity, the parties hereto agree that the delivery of any chief financial officer’s certificate, officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2.(j)(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, general counsel’s certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof.

(k)                                 The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one of the Agents on any single given day (subject to the exceptions set forth in Section 4.(n)(i)(A) below), and the Company shall in no event request that the Sales Agent and any Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

3.                                      Representations, Warranties and Agreements of the Company and the Partnership. The Company and the Partnership, jointly and severally, represent and warrant to, and agree with, the Sales Agent, on and as of (i) the date hereof, (ii) each date on which the Company and the Sales Agent agree upon a Transaction Notice (a “Time of Acceptance”) or executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6.(b)(i)) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a)                                 Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement and on the date of this Agreement and (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

(b)                                 Registration Statement and Prospectus. The Registration Statement became automatically effective upon filing with the Commission under the Securities Act.  There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares pursuant to the Distribution Agreements has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each Representation Date (other than the date hereof) will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Agent and furnished in writing by or on behalf of any Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9.(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Sales Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(c)                                  Permitted Free Writing Prospectus. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Sales Agent (which consent will not be unreasonably withheld, conditioned or delayed) until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Shares consented to by the Company and the Sales Agent is hereinafter referred to as a “Permitted Free Writing Prospectus,” and for purposes of the representations and warranties set forth in this Section 3, “Permitted Free Writing Prospectus” shall mean such free writing prospectus as further supplemented or amended by any later Permitted Free Writing Prospectus, Prospectus or Incorporated Document. The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(d)                                 Incorporated Documents.  Each Incorporated Document, at the time it was or hereafter is filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Exchange Act, in all material respects, and, in the case of the Registration Statement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, and, in the case of the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)                                  Offering Materials Furnished to the Sales Agent. The Company has delivered to the Sales Agent one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Sales Agent has reasonably requested. The Prospectus delivered to the Sales Agent for use in connection with the offering of the Shares was, and any amendment or supplement thereto will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (“EDGAR”) or Interactive Data Electronic Applications (collectively “IDEA”), except to the extent permitted by Regulation S-T.

(f)                                   Offering Materials.  The Company has not distributed and will not distribute, prior to the later of the final Settlement Date, if any, or the completion of the Sales Agent’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(g)                                  Capitalization.  The shares of Common Stock conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; as of the close of business on August 7, 2018, 207,840,943 shares of Common Stock were issued and outstanding; all of the outstanding shares of Common Stock of the Company and the outstanding shares of capital stock or equity interests of each subsidiary of the Company (each, including the Partnership, except where noted, a “Subsidiary”, and collectively, the “Subsidiaries”) have been duly and validly authorized and issued are fully paid and nonassessable, and except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, all of the outstanding shares of capital stock, partnership interests and limited liability company membership interests, as applicable, of the Subsidiaries, including the Partnership, are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(h)                                 Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and is duly qualified or licensed to transact business as a foreign entity and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure to be so qualified or licensed, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on, or result in a material adverse change in, the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (exclusive of any supplement thereto) (any such effect or change described in clause (i) hereof is hereinafter called a “Material Adverse Effect”); except for pledges of limited liability company membership interests granted in connection with the incurrence of debt as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, all of the issued and outstanding shares of common stock, capital stock, limited liability company membership interests or partnership interests, as applicable, of each Subsidiary are owned by the Company directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; except for restrictions in loan documents entered into in connection with indebtedness, which loan documents were provided to the Sales Agent or its counsel, no Subsidiary is prohibited or restricted, directly or indirectly, from (A) paying dividends to the Company, (B) making any other distribution with respect to such Subsidiary’s capital stock, (C) repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or (D) transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than the Subsidiaries, the Company does not, and upon completion of the offering of the Shares will not, own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity other than the Subsidiaries.

(i)                                     Ownership of the Partnership; Good Standing of the Subsidiaries.  As of the date of this Agreement, the Company is the sole general partner of the Partnership and owns, directly or indirectly, 100% of the partnership interests (“Units”) in the Partnership. The Subsidiaries have been duly incorporated, formed or organized, as the case may be, and are validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable, with all requisite power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; each Subsidiary is duly qualified or licensed to transact business as a foreign entity and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license, and in which the failure to be so qualified or licensed, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(j)                                    The Partnership Agreement.  The Agreement of Limited Partnership of the Partnership, as further amended and/or restated (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of each of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(k)                                 Compliance with Laws.  The Company, the Subsidiaries and the Hotels are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance would not have a Material Adverse Effect.

(l)                                     Absence of Breaches and Defaults. The Company is not in violation of its Articles of Amendment and Restatement, as amended, supplemented and/or restated (the “Articles”), or its bylaws, as amended and/or restated (the “Bylaws”); the Partnership is not in violation of its Certificate of Limited Partnership or the Partnership Agreement; no Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements), except for such violations that, individually or in the aggregate, would only reasonably be expected to have a de minimis effect on the Company and its Subsidiaries, taken as a whole; neither the Company nor any Subsidiary is in breach of or default in, nor to the knowledge of the Company and the Partnership has any event occurred which with notice, lapse of time, or both would constitute a breach of or default in, the performance or observance by the Company or any Subsidiary, as the case may be, of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(m)                             Absence of Conflicts.  The execution, delivery and performance of this Agreement and the other agreements listed as exhibits to the Registration Statement by the Company and the Partnership (to the extent a party thereto) and the issuance, sale and delivery by the Company of the Shares and the consummation of the transactions contemplated herein do not and will not (i) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time or both would constitute a breach or default) (A) by the Company of any provisions of its Articles or Bylaws, by the Partnership of any provisions of its Certificate of Limited Partnership or Partnership Agreement, by any Subsidiary (excluding the Partnership) of any provision of its organizational documents, or (B) by the Company or any Subsidiary of any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (C) by the Company or any Subsidiary under any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the use of clauses (i)(i) and (i)(i) above, for such conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(n)                                 Company Authorization of Agreement and Offering. The Company has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein; the Company has the corporate power to issue, sell and deliver the Shares as provided herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(o)                                 Partnership Authorization of Agreement and Offering.  The Partnership has the full partnership power and authority to enter into this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Partnership and is a legal, valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(p)                                 Absence of Further Requirements.  No approval, authorization, consent or order of, or registration or filing with, any U.S. federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s or the Partnership’s or any Subsidiary’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein or therein, including the sale and delivery of the Shares, other than (i) with respect to the sale of any Shares offered hereunder, such approvals as have been obtained, or will have been obtained before the relevant Settlement Date for such Shares, as the case may be, under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NYSE, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Sales Agent.

(q)                                 Possession of Licenses and Permits.  Each of the Company, the Subsidiaries, and, to the knowledge of the Company, the Managers with respect to the Hotels, has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except for such licenses, permits, authorizations, consents and other approvals the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries, nor any Hotel nor, to the knowledge of the Company, the Managers with respect to the Hotels, is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any Subsidiary or any Hotel the effect of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(r)                                    Absence of Proceedings.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any Hotel or, to the knowledge of the Company, the Managers with respect to the Hotels, or which has as the subject thereof any of the respective officers and directors of the Company or any officers, directors, managers or partners of its Subsidiaries, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(s)                                   Financial Statements.  The consolidated financial statements included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated, and the consolidated statements of operations, equity and cash flows of the Covered Entities for the periods specified; the supporting schedules included or incorporated by reference in the Registration Statement, if any, fairly present the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly present the information shown therein and has been compiled on a basis consistent with the financial statements included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information shown therein and complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information purported to be shown therein at the respective dates for the respective periods specified; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement; all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)                                    Independent Accountants.  KPMG LLP (or any successor audit firm), who has audited the financial statements of the Covered Entities and has expressed their opinion in a report with respect to the financial statements of the Covered Entities included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, is, and was during the periods covered by its report, an independent registered public accounting firm with respect to the Covered Entities as required by the Securities Act.

(u)                                 No Material Adverse Change in Business.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except as may be otherwise stated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any probable transaction or binding agreement that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of capital stock.

(v)                                 Registration Rights.  Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and no person has a right of participation or first refusal with respect to the sale of the Shares by the Company.

(w)                               Authorization of the Shares.  The issuance and sale of the Shares to the Sales Agent hereunder have been duly authorized by the Company, and when issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party.

(x)                                 Authorization of the Units.  The issuance of the Units to the Company in exchange for contribution of proceeds from the sale of the Shares described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been duly authorized by the Partnership, and when issued and duly delivered against payment therefor, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company or the Partnership; and the issuance of Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Partnership or under any agreement to which the Partnership is a party.

(y)                                 Transfer Taxes.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(z)                                  Listing on NYSE.  As of each Settlement Date, the Shares will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(aa)                          Absence of Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bb)                          FINRA.  Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority, Inc. (the “FINRA”)) any member firm of the FINRA.

(cc)                            Legal, Tax or Accounting Advice.  Neither the Company nor the Partnership has relied upon the Sales Agent or legal counsel for the Sales Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(dd)                          Form of Stock Certificate.  The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles and Bylaws of the Company and the requirements of the NYSE.

(ee)                            Title to Property.  (i) The Company and the Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property owned or leased by them that are material to the business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are (A) disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (B) listed as an exception to the owner’s or leasehold title insurance policies furnished by the Company to the Sales Agent or its counsel or (C) would not reasonably be expected to have a Material Adverse Effect on the Company’s interest in the related property, the value of such property or the business conducted thereon; (ii) any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and (iii) except with respect to the Company’s corporate headquarters at 2 Bethesda Metro Center, Suite 1400, Bethesda, Maryland 20814 (the “Headquarters”), the Company or a Subsidiary has an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on each property described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as being owned or leased, as the case may be, by the Company or a Subsidiary, that insures the Company’s or the Subsidiary’s fee simple or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located.

(ff)                              Condition of Property.  To the knowledge of the Company, all real property owned or leased by the Company or any Subsidiary (other than the Headquarters), whether owned in fee simple or through a joint venture or other partnership, including the Hotels (each, a “Property” and collectively, the “Properties”), is free of any material structural defects and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action that would have a Material Adverse Effect.

(gg)                            Property Leases.  Except with respect to the Headquarters, each of the properties listed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as a property with respect to which the Company or one of its Subsidiaries has a leasehold interest is the subject of a lease that (i) is in the name of the relevant Subsidiary and has been duly and validly authorized, executed and delivered by or on behalf of the relevant Subsidiary or (ii) has been assigned to a Subsidiary pursuant to an assignment of lease which has been duly and validly authorized, executed and delivered by or on behalf of the relevant Subsidiary and to the knowledge of the Company, by each of the other parties thereto and each such lease constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(hh)                          Disclosure of Legal Matters.  The descriptions in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are or will be legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except with respect to this Agreement to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; and to the best of the Company’s knowledge, no party thereto is in, or with the passage of time or the giving of notice or both will be in, breach or default under any of such agreements that would have a Material Adverse Effect.

(ii)                                  Possession of Intellectual Property.  The Company and each Subsidiary, and, to the knowledge of the Company, the Managers with respect to the Hotels, owns or possesses adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, approvals, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intellectual Property Rights”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which would reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and are not described as required.

(jj)                                Accounting and Disclosure Controls.  The Company, each of the Subsidiaries and, to the knowledge of the Company, the Managers with respect to the Hotels maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company, each of the Subsidiaries and, to the knowledge of the Company, the Managers with respect to the Hotels employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(kk)                          Payment of Taxes.  Each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary U.S. federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; all such tax liabilities are adequately provided for on the respective books of such entities.

(ll)                                  Insurance.  Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and with policies in such amounts and with such deductibles and covering such risks as are in the reasonable opinion of management prudent for their respective businesses; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(mm)                  Environmental Laws.  The Company has obtained Phase I Environmental Audits with respect to the Properties as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or any Phase I Environmental Report, (i) none of the Company, the Partnership, any of the Subsidiaries nor, to the knowledge of the Company, any other owners of the Properties, has used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any Property, except for the use, handling, storage, and transportation of Hazardous Materials (A) necessary for the operation of the Hotels and consistent with (1) the practice of comparable hotels in the industry and (2) the intended or recommended use, handling, storage and transportation of such Hazardous Materials, and (B) in compliance with applicable Environmental Statutes (as defined below); (ii) the Company, the Partnership and the other Subsidiaries do not intend to use any Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, handling, storage, and transportation of Hazardous Materials (A) necessary for the operation of the Hotels and consistent with (1) the practice of comparable hotels in the industry and (2) the intended or recommended use, handling, storage and transportation of such Hazardous Materials, and (B) in compliance with applicable Environmental Statutes; (iii) none of the Company, the Partnership, nor any of the other Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any Property or any assets described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party or of an agent of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (iv) no Property is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as defined below).

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act (Solid Waste Disposal Act), as amended, 42 U.S.C. Sections 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136-136y, the Clean Air Act, as amended, 42 U.S.C. Sections 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), as amended, 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, as amended, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, as amended, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(nn)                          Environmental Liabilities.  To the knowledge of the Company, there are no costs or liabilities associated with the Properties pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

(oo)                          Independent Appraisals and Environmental Reports.  To the knowledge of the Company, none of the entities that prepared appraisals of the Properties, nor the entities that prepared Phase I or other environmental assessments with respect to any Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee.

(pp)                          Anti-Discrimination Laws.  None of the Company, the Partnership or any Subsidiary or, to the knowledge of the Company, the Managers, with respect to the Hotels, is in violation of or has received notice of any violation with respect to any U.S. federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor any applicable U.S. federal or state wages and hours law, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(qq)                          ERISA.  Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA; “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”); no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; all contributions required to have been made under each such employee benefit plan have been made on a timely basis; there has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any material liability; and each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification, in each case, except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(rr)                                Anti-Bribery Laws.  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer, director, managers or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company’s Code of Business Conduct provided to the Sales Agent or its counsel, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(ss)                              Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), including Section 402 related to loans, Section 404 related to internal controls and Sections 302 and 906 related to certifications, other than de minimis violations.

(tt)                                Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(uu)                          Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)                          Office of Foreign Assets Control.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww)                      Affiliations with the Sales Agent.  Except as disclosed in the Prospectus or any Permitted Free Writing Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Sales Agent.

(xx)                          Compliance with NYSE Listing Standards.  The Company is in compliance in all material respects with the current listing standards of the NYSE.

(yy)                          Rights and Actions Affecting Properties.  To the knowledge of the Company, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects; if and to the extent there is a failure to comply, such failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and will not result in a forfeiture or reversion of title; to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other similar proceeding or action that will in any material respect affect the size of use of, improvements on, construction on or access to any of the Properties, except such zoning changes, proceedings or actions that, individually or in the aggregate, would not have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Partnership or any of the Subsidiaries that are required to be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are disclosed therein; to the knowledge of the Company, no lessee, licensee, concessionaire or vendor of any portion of any of the Properties is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice or both could constitute a default under any of such leases or licenses, except such defaults that would not reasonably be expected to have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or any part of any Hotel, or any interest therein, which option or right is required to be described in the Registration Statement or the Prospectus and which option or right is not so described.

(zz)                            Convertible Property Interests.  The mortgages and deeds of trust encumbering the Hotels are not convertible into equity interests in the property, nor will the Company or the Partnership hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.

(aaa)                   Finder’s Fees.  The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(bbb)                   Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and which is not so described.

(ccc)                      Investment Company Act.  Neither the Company nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Shares and the use of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ddd)                   Absence of Labor Disputes.  There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company, the Managers with respect to the Hotels which would reasonably be expected to have a Material Adverse Effect.

(eee)                      Statistical and Market Related Data.  The industry, statistical and market related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources available that the Company believes are reliable and, to the knowledge of the Company, such data are accurate.

(fff)                         Federal Tax Status.  The Company elected to be taxed as a real estate investment trust (“REIT”) under the Code commencing with its taxable year ended December 31, 2005; commencing with the Company’s taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current and proposed ownership and operations will allow the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2018 and in the future; as long as the Partnership has only one member for federal income tax purposes, it will be disregarded as an entity separate from the Company and if and when the Partnership has two or more members for federal income tax purposes, the Partnership will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and will not be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code; the Company intends to continue to qualify as a REIT under the Code for all subsequent years; and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2018 or at any time thereafter.

(ggg)                      Tax Disclosures.  The factual description of, and the assumptions and representations regarding, the Company’s organization and current and proposed method of operation set forth or incorporated by reference in the Prospectus under the headings “Material U.S. Federal Income Tax Considerations,” accurately and completely summarize the matters referred to therein in all material respects.

(hhh)                   Absence of Business Interruption.  Neither the Company, any of its Subsidiaries, nor any Hotel has sustained, since December 31, 2013, any loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth in the Prospectus.

(iii)                               Forward-Looking Statements.  Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) regarding such financial or operational projection contained in any preliminary prospectus or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances as determined by the Company.

(jjj)                            Officer’s Certificates.  Any certificate signed by any officer of the Company, the Partnership, or any Subsidiary delivered to the Sales Agent or to counsel for the Sales Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Partnership to the Sales Agent as to the matters covered thereby.

(kkk)                   Actively Traded Security.  The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

The Company acknowledges that the Sales Agent and, for purposes of the opinions to be delivered pursuant to Sections 5 and 6 hereof, counsel to the Company and counsel to the Sales Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4.                                      Certain Covenants of the Company. The Company hereby agrees with the Sales Agent as follows:

(a)                                 For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (i) to furnish to the Sales Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, and (ii) that the Company shall not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which the Sales Agent reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law.

(b)                                 To prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by the Sales Agent and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act); to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR) to the Sales Agent via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Sales Agent; and, at the Sales Agent’s request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)                                  To timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Sales Agent, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any

Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)                                 In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)                                  To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Sales Agent may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Sales Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)                                   To make available to the Sales Agent at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Sales Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Sales Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); and for so long as this Agreement is in effect, the Company shall prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g)                                  To furnish or make available to the Sales Agent during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Sales Agent from time to time during the Term such other information as the Sales Agent may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Sales Agent, as applicable; provided, however, that the Company and its subsidiaries shall have no obligation to provide the Sales Agent with any document filed on EDGAR or included on the Company’s Internet website.

(h)                                 If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to the Sales Agent or counsel to the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, prompt notice shall be given, and confirmed in writing, to the Sales Agent to cease the solicitation of offers to purchase the Shares in the Sales Agent’s capacity as agent, and, in either case, if the Company decides to amend or supplement the Registration Statement, the Prospectus or any Free Writing Prospectus, the Company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements; provided, however, that if during such same period the Sales Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall as promptly as practicable prepare and file with the Commission such an amendment or supplement.

(i)                                     To timely file such reports pursuant to the Exchange Act in order to generally make available to its security holders an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)                                    To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(k)                                 Not to, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business or bidding for or purchasing shares of Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(l)                                     (i) Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the

Securities Act), the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (B) the registration, issue and delivery of the Shares, (C) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agents, (D) the listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (E) any filing for review of the public offering of the Shares by FINRA, (F) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (G) the performance of the Company’s other obligations hereunder; provided that the Agents shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares and fees and disbursements of its counsel other than as specifically provided above or elsewhere in this Agreement.

(ii)                                  If an aggregate number of shares having at least an aggregate offering price of $25.0 million have not been offered and sold under this Agreement together with any Alternative Distribution Agreement by the 18-month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement) pursuant to Section 8.(a)(i) (the “Determination Date”), the Company shall reimburse the Sales Agent and the Alternative Agents for all of their reasonable documented out-of-pocket expenses of counsel for the Sales Agent and the Alternative Agents, incurred by them in connection with the offering contemplated by this Agreement and the Alternative Distribution Agreements (collectively, the “Expenses”); provided, however, that the Company shall not be required to reimburse the Sales Agent or any Alternative Agent pursuant to this Section 4.(l)(ii) for their Expenses in excess of $100,000 in the aggregate.  The Expenses shall be due and payable by the Company to the Sales Agent and each Alternative Agent within sixty (60) NYSE Business Days of the Determination Date.

(m)                             With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Securities Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.

(n)                                 During each period commencing on the date of each Transaction Notice and ending at the close of business on the Settlement Date for the related Agency Transaction, the Company shall provide the Sales Agent notice as promptly as reasonably possible (and, in any event, at least four (4) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided that such notice shall not be required with respect to (A) the Shares to be sold hereunder or under any Alternative Distribution Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding at the time such Transaction Notice is delivered, including common units of limited partnership interest in the Partnership (“OP Units”), (C) any shares of Common Stock, shares of restricted stock, phantom shares, dividend equivalent rights or other equity-based awards, including LTIP units of limited partnership interest in the Partnership (“LTIP Units”) issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment or stock purchase plan existing at the time such Transaction Notice is delivered, (E) OP Units issued upon conversion of LTIP Units, (F) any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with acquisitions of real property or real property companies or (G) any shares of Common Stock sold by the Company’s transfer agent to eliminate fractional shares. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)                                 To retain, pursuant to reasonable procedures developed in good faith, copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)                                 To use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(q)                                 That it consents to the Sales Agent trading in the Common Stock for the Sales Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(r)                                    The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2018, for taxation as a REIT under the Code, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code thereafter, unless the Board of Directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to so qualify or to be so qualified.

5.                                      Execution of Agreement. The Sales Agent’s obligation to execute and deliver this Agreement shall be subject to the satisfaction of the following conditions in connection with, and on the date of, the execution of this Agreement:

(a)                                 the Company shall have delivered to the Sales Agent:

(i)                                     an officers’ certificate signed by two of the Company’s executive officers, on behalf of the Company (for itself and as general partner of the Partnership), dated the date of this Agreement, certifying as to the matters set forth in Exhibit C hereto;

(ii)                                  an opinion and negative assurance letter of Goodwin Procter LLP, counsel to the Company, addressed to the Sales Agent and dated the date of this Agreement, in the form of Exhibit D hereto;

(iii)                               an opinion of Goodwin Procter LLP, tax counsel to the Company, addressed to the Sales Agent and dated the date of this Agreement, in the form of Exhibit E hereto;

(iv)                              a “comfort” letter of KPMG LLP (or any successor audit firm), addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(v)                                 an opinion of the general counsel of the Company, addressed to the Sales Agent and dated the date of this Agreement, in the form of Exhibit F hereto;

(vi)                              to the extent required pursuant to Section 2.(j)(i) above, a certificate of the chief financial officer of the Company;

(vii)                           a certificate signed by the Company’s corporate secretary, annexing, among other documents, the resolutions duly adopted by the Company’s board of directors, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii)                        such other documents as the Sales Agent shall reasonably request; and

(b)                                 The Sales Agent shall have received an opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6.                                      Additional Covenants of the Company. The Company further covenants and agrees with the Sales Agent as follows:

(a)                                 Each acceptance of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Sales Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, at or before the Time of Sale as the case may be).

(b)                                 Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (except by the filing of any Incorporated Document (other than an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K that is required pursuant to Section 2.(j)(i)), any prospectus supplement filed pursuant to Section 4.(b) hereof or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares) or, unless a

Transaction Notice is then in effect and has not been suspended or the Settlement Date for any Shares previously sold has not yet occurred, at such later date selected by the Company following such amendment or supplement (but, in any event, no later than the first date and time following such amendment or supplement on which the Company accepts a Transaction Notice or enters into a Terms Agreement), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as the Sales Agent shall reasonably request, provided that the Sales Agent shall not make such a request during periods that the Company is not and will not be selling any Shares (each date referred to in clauses (i), (i) and (i) above, a “Bring-Down Delivery Date”), the Company shall, unless the Sales Agent agrees otherwise, furnish or cause to be furnished to the Sales Agent a certificate, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section 5.(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5.(a)(i) hereof furnished to the Sales Agent are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate).

(c)                                  Each Bring-Down Delivery Date, the Company shall, unless the Sales Agent agrees otherwise, furnish or cause to be furnished to the Sales Agent an opinion, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinion referred to in Section 5(a)(v) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion, or, in lieu of such opinion, a letter substantially to the effect that the Sales Agent may rely on the opinion referred to in Section 5(a)(v), furnished to the Sales Agent, to the same extent as though they were dated the date of such opinion (except that such statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion).

(d)                                 Each Bring-Down Delivery Date, the Company shall, unless the Sales Agent agrees otherwise, cause to be furnished to the Sales Agent (i) the written opinion and negative assurance letter of Goodwin Procter LLP, counsel to the Company, and (ii) the written opinion of Goodwin Procter LLP, tax counsel to the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Section 5.(a)(ii) and Section 5.(a)(iii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel shall furnish the Sales Agent with letters substantially to the effect that the Sales Agent may rely on the opinions and letter referred to in Sections 5.(a)(ii) and 5.(a)(iii), furnished to the Sales Agent, to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(e)                                  Each Bring-Down Delivery Date, the Company shall, unless the Sales Agent agrees otherwise, cause KPMG LLP (or any successor audit firm) to furnish to the Sales Agent a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5.(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(f)                                   Each Bring-Down Delivery Date, to the extent required pursuant to Section 2.(j)(i) above, the Company shall, unless the Sales Agent agrees otherwise, cause to be furnished to the Sales Agent a certificate of the chief financial officer of the Company of the same tenor as the certificate referred to in Section 2.(j)(i).

(g)                                  (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission at the time the Company accepts a Transaction Notice; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Sales Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(h)                                 The Company shall reasonably cooperate with any reasonable due diligence review requested by the Sales Agent or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP (or any successor audit firm) for an update on diligence matters with representatives of the Sales Agent and (ii) at each Bring-Down Delivery Date or otherwise as the Sales Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP (or any successor audit firm) for one or more due diligence sessions with representatives of the Sales Agent and its counsel.

(i)                                     To the extent required under applicable law, the Company shall disclose, in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or, at the Company’s option, in prospectus supplements to be filed by the Company from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.

All opinions, letters and other documents referred to in Sections 6.(b)(i) through (e) above shall be reasonably satisfactory in form and substance to the Sales Agent. The Sales Agent will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6.(b)(i) through (e) above.

7.                                      Conditions of the Sales Agent’s Obligation. The Sales Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been accepted by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)                                 At the Time of Acceptance, at the time of the commencement of trading on the NYSE on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)                                     The representations, warranties and agreements on the part of the Company and Partnership herein contained or contained in any certificate of an officer or officers delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)                                  The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)                               In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the NYSE shall not have been suspended.

(iv)                              From the date of this Agreement, no event or condition of a type described in Section 3.(h)(i) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Sales Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v)                                 Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that is not disclosed in the Prospectus or any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)                              Prior to the Settlement Date, the Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the NYSE, subject only to notice of issuance.

(vii)                           (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)                        (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Sales Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(ix)                              No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Sales Agent shall have reasonably objected in writing.

(b)                                 At every Bring-Down Delivery Date, the Sales Agent shall have received the officer’s certificates, opinions and negative assurance letters of counsel, “comfort” letters, and to the extent required by Section 2.(j)(i), the chief financial officer’s certificates, and other documents provided for under Sections 6.(b)(i) through (e), inclusive.

8.                                      Termination.

(a)                                 (i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Sales Agent. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Sales Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4.(l)(i)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)                                  In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Sales Agent.

(b)                                 (i) The Sales Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4.(l)(i)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)                                  In the case of any purchase by the Sales Agent pursuant to a Terms Agreement, the obligations of the Sales Agent pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (1) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the NYSE or the NASDAQ Global Select Market, (2) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (3) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (4) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Sales Agent’s judgment, is material and adverse or (5) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(A) through (A), such event singly or together with any other such event specified in clauses (A)(A) through (A) makes it, in the Sales Agent’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If the Sales Agent elects to terminate its obligations pursuant to this Section 8.(b)(ii)(A), the Company shall be notified promptly in writing.

(c)                                  This Agreement shall remain in full force and effect until the earlier of (A) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares have been sold in accordance with the terms of this Agreement, any Terms Agreement, the Alternative Distribution Agreements and the Alternative Terms Agreements and (C) the third anniversary of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination. For avoidance of doubt, the Company shall be under no obligation to file a new shelf registration statement on Form S-3 upon the expiration of the Registration Statement.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.                                      Indemnity and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless the Sales Agent, its affiliates, directors, officers, employees and agents and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Sales Agent furnished to the Company in writing by or on behalf of the Sales Agent expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9.(b)).

(b)                                 The Sales Agent agrees to indemnify and hold harmless the Company and each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9.(a)(i) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Sales Agent furnished to the Company in writing by or on behalf of the Sales Agent expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: the Sales Agent’s name, the fourth sentence of the second paragraph and the third and eighth paragraphs under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)                                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9.(a)(i) or 9.(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. In the case of parties indemnified pursuant to Section 9.(a)(i) above, counsel to the Indemnified Person shall be selected by the Sales Agent, and, in the case of parties indemnified pursuant to Section 9.(b) above, counsel to the Indemnified Person shall be selected by the Company. An Indemnifying Person may participate at its own expense in the defense of any such action; provided, however, that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Sales Agent, its affiliates, directors, officers and agents and any control persons of the Sales Agent shall be designated in writing by the Sales Agent and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. If at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, such Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by this Section 9.(c)(i) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.

(d)                                 If the indemnification provided for in Sections 9.(a)(i) and 9.(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Agent, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Sales Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Sales Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Sales Agent in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Company, on the one hand, and the Sales Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Sales Agent, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company and the Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9.(d)(i) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9.(d)(i) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Sales Agent be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Sales Agent with respect to the offering of the Shares exceeds the amount of any damages that the Sales Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                   The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                               Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Sales Agent, shall be sufficient in all respects if delivered or sent to [                                                  ], and, if to the Company or the Partnership, shall be delivered to DiamondRock Hospitality Company, 2 Bethesda Metro Center, Suite 1400, Bethesda, Maryland 20814, fax no. (240) 744-1199, attention: General Counsel, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02110, fax no. (617) 523-1231, attention: David H. Roberts. Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via e-mail to Jay Johnson, with copies to

Briony Quinn, and receipt confirmed by telephone at (240) 744-1150, and an acceptance of a Transaction Notice shall be delivered to [                                                                          ].

11.                               No Fiduciary Relationship. The Company acknowledges and agrees that the Sales Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Sales Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigations and appraisals of the transactions contemplated hereby, and the Sales Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Sales Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Sales Agent and shall not be on behalf of the Company.

12.                               Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split or reverse stock split effected with respect to the Shares.

13.                               Governing Law; Construction.

(a)                                 This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                                 The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.                               Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Sales Agent and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company are or may be subject, by suit upon such judgment.

15.                               Parties in Interest. The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of the Sales Agent, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Sales Agent) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

16.                               Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17.                               Successors and Assigns. This Agreement shall be binding upon the Sales Agent, the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, and the Sales Agent’s respective businesses and/or assets.

18.                               Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Sales Agent contained in this Agreement or made by or on behalf of the Company or the Sales Agent pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Sales Agent.

19.                               Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the terms “affiliate” and “significant subsidiary” have the meanings ascribed thereto in Rule 405 under Securities Act.

20.                               Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21.                               Miscellaneous. A lending affiliate of the Sales Agent may have lending relationships with issuers of securities underwritten or privately placed by the Sales Agent. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Sales Agent will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Sales Agent.

The Sales Agent and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that the Sales Agent is acting as agent pursuant to this Agreement; provided that the Sales Agent acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by the Sales Agent and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company and the Sales Agent, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Sales Agent.

[Signature Page Follows]

Very truly yours,

DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By	DiamondRock Hospitality Company,
its general partner

By:
Name:
Title:

Signature Page to Distribution Agreement

Accepted and agreed to as of the

date first above written:

[                                                                    ]

By:
Name:
Title:

Signature Page to Distribution Agreement

Schedule I

Company Wire Instructions

[Intentionally left blank]

EXHIBIT A

DiamondRock Hospitality Company
Common Stock

TERMS AGREEMENT

, 20

[                                                                                            ]

Dear Sirs:

DiamondRock Hospitality Company, a Maryland corporation (the “Company”) and DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), propose, subject to the terms and conditions stated herein and in the Distribution Agreement, dated August 8, 2018 (the “Distribution Agreement”), between the Company and [                                                                     ] (the “Sales Agent”), to issue and sell to the Sales Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Sales Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Unless otherwise defined below, capitalized terms defined in the Distribution Agreement shall have the same meanings when used herein.

[The Sales Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Sales Agent to the Company for the Purchased Securities.  This option may be exercised by the Sales Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Sales Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Settlement Date].

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to the Sales Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Sales Agent and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of this Agreement or any Terms Agreement to the contrary, the Company consents to the Sales Agent trading in the Common Stock for the Sales Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Sales Agent and the Company.

Very truly yours,

DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By	DiamondRock Hospitality Company,
its general partner

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

[                                            ]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities [and Additional Securities]:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[•]

[Number of Shares of Additional Securities:]

[•]

[Price to Public:]

[•]

Purchase Price by the Sales Agent:

[•]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Sales Agent’s account, or the account of the Sales Agent’s designee, at The Depository Trust Company via [DWAC] in return for payment of the purchase price.]

Settlement Date:

[•], 20

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

(1)                                 the officers’ certificate referred to in Section 5.(a)(i);

(2)                                 the opinions and negative assurance letter referred to in Section 5.(a)(ii) and (iii);

(3)                                 the “comfort” letter referred to in Section 5.(a)(iv);

(4)                                 the opinion referred to in Section 5.(a)(v);

(5)                                 to the extent required pursuant to Section 2.(j)(i), a certificate of the chief financial officer of the Company;

(6)                                 the opinion and negative assurance letter referred to in Section 5.(b); and

(7)                                 such other documents as the Sales Agent shall reasonably request.

[Lockup:]

[•]

EXHIBIT B

[Sales Agent Letterhead]

, 20

DiamondRock Hospitality Company

2 Bethesda Metro Center, Suite 1400

Bethesda, MD 20814

DiamondRock Hospitality Limited Partnership

2 Bethesda Metro Center, Suite 1400

Bethesda, MD 20814

Attention:

VIA FACSIMILE

TRANSACTION NOTICE

Dear           :

This Notice sets forth the terms of the agreement of [                                                    ] (the “Sales Agent”) with DiamondRock Hospitality Company, a Maryland corporation (the “Company”), and DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), relating to the issuance and sale of the Company’s Common Stock, par value $0.01 per share, pursuant to the Distribution Agreement between the Company and the Sales Agent, dated August 8, 2018 (the “Agreement”).  Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with the Sales Agent to engage in the following transaction:

Number of Shares to be Sold:

Minimum Price at which Shares may be Sold:

Date(s) on which Shares may be Sold: (“Purchase Date”)

Commission:

Manner in which Shares are to be Sold:	Agency Transaction

The Transaction set forth in this Notice will not be binding on the Company or the Sales Agent unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Sales Agent will be bound by the terms of this Notice unless the Company delivers its Acceptance by      am/pm (New York time) on [the date hereof/        , 20   ].

The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference.  Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s Acceptance and on any Purchase Date and any Settlement Date.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours,

[ ]

By:
Name:
Title:

ACCEPTED as of the date
first above written

DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its general partner

By:
Name:
Title:

[Note:  The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

EXHIBIT C

OFFICERS’ CERTIFICATE

1.                                      The undersigned have carefully examined the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and, to their knowledge, as of the date hereof, the representations set forth in Section 3.(b)(i) in this Agreement are true and correct as of the date hereof as though made on and as of this date;

2.                                      The representations and warranties of the Company and the Partnership in this Agreement are true and correct as of the date hereof as though made on and as of this date;

3.                                      The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the date hereof;

4.                                      To the knowledge of the undersigned, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceeding for such purpose or pursuant to Section 8A under the Securities Act is pending before or threatened by the Commission as of the date hereof; and

5.                                      No event or condition of a type described in Section 3.(h)(i) of this Agreement has occurred or exists, which event or condition is not described in the Prospectus or any Permitted Free Writing Prospectus (excluding any amendments or supplement thereto).

C-1

EXHIBIT D

MATTERS TO BE COVERED BY INITIAL OPINION OF GOODWIN PROCTER LLP

[Intentionally left blank]

D-1

EXHIBIT E

FORM OF TAX OPINION OF GOODWIN PROCTER LLP

[Intentionally left blank]

E-1

EXHIBIT F

FORM OF OPINION OF GENERAL COUNSEL

[Intentionally left blank]

F-1